Exhibit 99.5

SPECTRUM GROUP INTERNATIONAL, INC.

19,717,023 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Spectrum Group International, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated [•], 2012 (the “Prospectus”), hereby certifies to the Company and American Stock Transfer & Trust Company LLC, as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right (as described in the Prospectus) on behalf of beneficial owners of basic subscription rights, (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the oversubscription right (as described in the Prospectus), listing separately below each such exercised basic subscription rights and the corresponding oversubscription rights (without identifying any such beneficial owner), and (3) with respect to the exercise of the oversubscription right described in (2) above, each such beneficial owner’s basic subscription right has been exercised in full:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION RIGHT

1.
2.
3.
4.
5.

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature
Name:
(please type or print)

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

Participant
By:
Name:
Title:
DTC Subscription Confirmation Numbers